As filed with the Securities and Exchange Commission on April 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARCHEX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	35-2194038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 5th Ave, Suite 1300

Seattle, WA 98101

(Address of Principal Executive Office)

2021 Stock Incentive Plan

(Full title of the plan)

Francis J. Feeney

Corporate Secretary

Marchex, Inc.

1200 5th Ave, Suite 1300

Seattle, WA 98101

(206) 331-3300

(Name and address, including zip code and telephone number, including area code of agent for service)

Copies to:

Andrew D. Ledbetter, Esq.

DLA Piper LLP (US)

701 5th Ave, Suite 6900

Seattle, WA 98104

(206) 839-4845

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 is filed by Marchex, Inc., a Delaware corporation (“Marchex” or the “Company”) to register an additional 1,317,263 shares of the Company’s Class B common stock, par value $0.01 per share, issuable under the Company’s 2021 Stock Incentive Plan (the “Plan”). This Registration Statement consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not filed as part of this Registration Statement pursuant to the instructions to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

In accordance with General Instruction E to Form S-8, the following documents previously filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference and made a part hereof:

(a)
Registration Statement of Form S-8 (No. 333-286090) as filed on March 25, 2025 relating to the Plan;
(b)
Registration Statement on Form S-8 (No. 333-278859) as filed on April 22, 2024 relating to the Plan;
(c)
Registration Statement on Form S-8 (No. 333-271319) as filed on April 18, 2023 relating to the Plan;
(d)
Registration Statement on Form S-8 (No. 333-264328) as filed on April 15, 2022 relating to the Plan;
(e)
Registration Statement on Form S-8 (No. 333-261840) as filed on December 21, 2021 relating to the Plan;
(f)
Our Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 000-50658);
(g)
All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (g) above; and
(h)
The description of the Company’s Class B common stock contained in our Registration Statement on Form 8-A filed with the Commission under Section 12(g) of the Exchange Act on March 30, 2004 (File No. 000-50658), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 8. Exhibits.

Exhibit Number	Description
4.1*	2021 Stock Incentive Plan.
5.1	Opinion of DLA Piper LLP (US).
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
23.2	Consent of RSM US LLP.
24.1	Power of Attorney (included on the signature page to this registration statement).
107	Filing Fee Table.

* Incorporated by reference to Appendix A of Marchex, Inc.’s Definitive Proxy Statement on Form 14A (File No. 000-50658) as filed with the Commission on August 20, 2021 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on April 9, 2026.

MARCHEX, INC.

By:	/s/ BRIAN NAGLE
Brian Nagle
Chief Financial Officer ("CFO") (Principal Financial Officer & Principal Accounting Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Marchex, Inc., hereby severally constitute and appoint Brian Nagle as our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Marchex, Inc. to comply with the provisions of the Securities Act, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date

/s/ TROY HARTLESS	April 9, 2026
Troy Hartless
President & Chief Revenue Officer (Co-Principal Executive Officer)

/s/ FRANCIS J. FEENEY	April 9, 2026
Francis J. Feeney
Chief Operating Officer, Chief Legal Officer, & Corporate Secretary
(Co-Principal Executive Officer)

/s/ BRIAN NAGLE	April 9, 2026
Brian Nagle CFO (Principal Financial Officer & Principal Accounting Officer)

/s/ RUSSELL C. HOROWITZ	April 9, 2026
Russell C. Horowitz Chairman

/s/ MICHAEL A. ARENDS	April 9, 2026
Michael A. Arends Vice Chairman

/s/ DENNIS CLINE	April 9, 2026
Dennis Cline Director

/s/ DONALD COGSVILLE	April 9, 2026
Donald Cogsville Director

/s/ M. WAYNE WISEHART	April 9, 2026
M. Wayne Wisehart Director